Exhibit 10c(28)





                              EMPLOYMENT AGREEMENT

                                     BETWEEN

                      PROGRESS ENERGY SERVICE COMPANY, LLC

                                       AND

                               GEOFFREY S. CHATAS


                                 October 1, 2003

                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT ("Agreement"), dated as of the ____________ day of January 2004, is between Progress Energy Service Company, LLC, a limited liability company headquartered in Raleigh, North Carolina, and a wholly-owned subsidiary of Progress Energy, Inc., its successors or assigns and Geoffrey S. Chatas ("Chatas"). Progress Energy Service Company, LLC, shall be referred to as "PESC" or "the Company" throughout. Progress Energy, Inc. shall be referred to as "Progress Energy" throughout.

                                    Preamble

     The Company and Chatas agree to enter into an employment relationship in which Chatas will serve as Senior Vice President - Finance during the period from October 1, 2003 through December 31, 2003 and as Executive Vice President and Chief Financial Officer beginning January 1, 2004, for the term as set forth within the Agreement, and in consideration of this Agreement, the parties agree to the terms and provisions outlined herein:

                                   Provisions

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

     1. RESPONSIBILITIES; OTHER ACTIVITIES.

     Chatas shall occupy the position of Senior Vice President - Finance at PESC during the period from October 1, 2003 through December 31, 2003 and the position of Executive Vice President and Chief Financial Officer beginning January 1, 2004 and shall undertake the general responsibilities and duties of such positions as directed by PESC senior management. During the Term of the Agreement as defined in Section 2, below, Chatas shall perform faithfully the duties of Chatas' position, devote all of Chatas' working time and energies to the business and affairs of PESC and shall use Chatas' best efforts, skills and abilities to promote PESC's general business interests. PESC reserves the right to reassign Chatas to other positions within the controlled group of Progress Energy companies.

     2. TERM OF THE AGREEMENT:

          (a) The Agreement becomes effective on October 1, 2003 ("the Effective Date"), and shall remain in effect until December 31, 2005.

(b) On January 1, 2004 and on January 1 of each year thereafter ("the Extension Date"), the Agreement will be extended such that each prospective term will always be three years forward ("Evergrow provisions").

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          (c) The Company may elect to not extend the  Agreement and must notify
Chatas no later than 60 days prior to the Extension Date that it does not intend to renew the Agreement pursuant to paragraph 2(b), above. Should the Company elect not to renew the Agreement, the Agreement will continue in effect for the remainder of its term.

          (d) The Agreement cannot extend beyond Chatas' normal retirement date unless Chatas is requested to serve in his full-time position for a defined period as set forth by the Chief Executive Officer of Progress Energy.

     3. BASE SALARY. As compensation for the services to be performed hereunder, Chatas will be paid an annual Base Salary ("Base Salary"). Chatas' Base Salary for 2003 will be Three Hundred Twenty-Five Thousand Dollars ($325,000.00). Chatas' Base Salary for 2004 will be Three Hundred Seventy-Five Thousand Dollars ($375,000.00). Base Salary for each subsequent year of employment under the Agreement shall be subject to adjustment by PESC during the normal annual salary review process for similarly situated executives as determined by PESC in its discretion. Annual Base Salary shall be deemed earned proportionally as Chatas performs services over the course of each year the Agreement is in effect. Payments of annual Base Salary shall be made, except as otherwise provided herein, in accordance with PESC's standard payroll policies and procedures.

     4. SIGNING BONUS. In addition to his Base Salary, Chatas will receive a Seventy-Five Thousand Dollar ($75,000.00) out-of-base payment (less applicable withholdings) within thirty (30) days following his date of hire. He will receive a Seventy-Five Thousand Dollar ($75,000.00) out-of-base payment (less applicable withholdings) within thirty (30) days following the first anniversary of his date of hire; provided, however, that Chatas will not receive the second signing bonus payment if he voluntarily terminates his employment prior to the first anniversary of his date of hire.

     5. RELOCATION. Chatas will be eligible to participate in the Progress Energy relocation program in accordance with its terms.

     6. EMPLOYEE BENEFIT PLANS. During the Employment Term, Chatas shall be entitled to participate in all applicable Company and Progress Energy sponsored benefits plans as may be in effect upon terms and in accordance with policies and procedures equivalent to those then in effect and applicable generally to PESC employees.

     7. EXECUTIVE INCENTIVES, BENEFITS AND PERQUISITES. Chatas will be eligible to participate in the following executive incentive and benefit plans and to receive the following executive perquisites:

          (a) Short Term Incentive Plan. Chatas is eligible to participate in the Progress Energy sponsored Management Incentive Compensation Plan (MICP), subject to its terms.

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          (b) Long Term  Incentive  Plans.  Chatas is eligible to participate in the Progress Energy long term incentive program, subject to its terms, with the following components:

               (i) PSSP. An award of performance shares/units earned over a three-year period and adjusted based on Progress Energy performance. These annual awards are generally made in March.

               (ii) Stock Options. An award of stock options vesting 1/3, 1/3 and 1/3 on the 1st, 2nd and 3rd anniversaries, respectively, from the date of grant. These annual awards are generally granted in October.

               (iii) Restricted Stock. An award of restricted common stock vesting on the 3rd, 4th and 5th anniversaries, respectively, from the date of grant. These annual awards are generally made in March. Upon the Effective Date, Chatas shall receive 8,000 shares of restricted common stock in accordance with the terms of a Progress Energy restricted stock agreement.

          (c) Base Salary Deferral Plan. Chatas is eligible to participate in the Progress Energy sponsored Management Deferred Compensation Plan (MDCP), subject to its terms.

          (d) Restoration Pension Plan. Chatas is eligible to participate in the Progress Energy sponsored non-qualified pension plan ("the Restoration Retirement Plan"), subject to its terms. If Chatas becomes eligible for benefits under Progress Energy's Supplemental Senior Executive Retirement Plan, Chatas forfeits all benefits under the Restoration Retirement Plan.

          (e) Supplemental Senior Executive Retirement Plan. Upon meeting the Plan's eligibility requirements, Chatas shall be eligible for participation in Progress Energy's Supplemental Senior Executive Retirement Plan (SERP), subject to its terms.

          (f) Executive AD&D Life Insurance. Chatas shall be eligible to participate in Progress Energy's Executive AD&D Life Insurance Plan, subject to its terms.

          (g) Financial Planning. Consistent with PESC's practice with respect to other executives, Chatas will be reimbursed for financial planning and tax preparation.

          (h) Estate Planning. Chatas is eligible to receive reimbursement of up to $5,000 annually for the preparation and periodic update of Chatas' estate plan.

          (i) Automobile Allowance. Chatas is eligible to receive an automobile allowance of One Thousand Two Hundred Dollars ($1200) per month (less withholdings), subject to the terms of applicable PESC policies during the period from October 1, 2003 through December 31, 2003. Beginning January 1, 2004, the automobile allowance will increase to $1,350 per month.

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          (j) Annual  Physical.  Consistent with PESC's practice with respect to other executives, PESC will pay for an annual physical examination by a physician of Chatas' choice.

          (k) Luncheon Club. PESC will pay the monthly dues for a membership at the Capital City Club. Business related expenses will be reimbursed consistent with PESC's expense account guidelines.

          (l) Country Club Membership. PESC will pay an initiation fee and monthly dues for a membership for Chatas at a country club approved by PESC. Business related expenses will be reimbursed consistent with PESC expense account guidelines.

          (m) Health Club Membership. PESC will pay an initiation fee and monthly dues to a health club for Chatas' membership.

          (n) Home Security. PESC will install a home security system at Chatas' residence and reimburse Chatas for applicable monitoring fees.

          (o) Air Travel.

               (i) PESC will provide an airline club membership in accordance with PESC's policy.

               (ii) PESC will reimburse Chatas' spouse's travel expenses when she accompanies Chatas to business meetings where spousal attendance is customary.

               (iii) PESC will provide chartered aircraft for Chatas' business related travel as needed.

               (iv) PESC will allow Chatas to travel first class at his discretion for business related travel.

          (p) Personal Computer. PESC will provide a personal computer to Chatas to be used at his personal residence.

     8. COMPANY PLAN AND PROGRAM MAINTENANCE. Chatas' entitlement to the benefits described in Sections 6 and 7 shall be governed exclusively by the terms of the plans and programs described in those provisions. Nothing in the Agreement shall require Progress Energy or the Company to continue or maintain any short term incentive, long term incentive, employee or executive benefit plan or program or any perquisite. Progress Energy and the Company shall have the right to modify, replace or eliminate any incentive or benefit plans or programs, including perquisites.

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     9. VACATION AND HOLIDAYS. Chatas will be entitled to four weeks of vacation leave per year, unless his combined years of service to Progress Energy subsidiaries entitle him to additional vacation leave pursuant to Company policy. Chatas will be granted paid holidays per Company policy.

     10. TERMINATION OF EMPLOYMENT.

          (a) Involuntary Termination.

               (i) For purposes of this Agreement, PESC shall be deemed to have terminated Chatas' employment if Chatas is displaced from an assignment within the controlled group of Progress Energy subsidiaries and (1) is not simultaneously reassigned to another position within the controlled group of Progress Energy companies; or (2) in the event that Progress Energy sells more than 50% of its interest in a Progress Energy subsidiary to which Chatas is assigned to a third party during the term of Chatas' assignment, the third party purchaser does not offer Chatas a position with comparable authority, duties, wages and benefits.

               (ii) Termination Without Cause. During the term of this Agreement, if Chatas' employment from the controlled group of Progress Energy companies is terminated without Cause as Cause is defined in paragraph 10(a)(iii), then Chatas will be provided with his then-Base Salary at the rate at the time of termination for the remainder of the Term of the Agreement. Additionally, PESC will reimburse Chatas for the costs of continued coverage under certain health and welfare benefit plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for up to eighteen (18) months after the termination of his employment; provided, however, that Chatas shall not be eligible for COBRA reimbursement if he is otherwise eligible for coverage under benefit plans offering substantially equivalent or greater benefits than the plans in which he is eligible to participate under COBRA. Receipt of the benefits in this paragraph is subject to the requirements of paragraphs 10(f), (g) and (h) of this Agreement. In addition, Chatas will be eligible to retain all benefits under existing benefit plans to the extent vested within the terms of those plans.

               (iii) Termination for Cause. During the Term of the Agreement, PESC may elect at any time to terminate Chatas' employment immediately hereunder and remove Chatas from employment for Cause. For purposes of this paragraph 10(a)(iii), Cause for the termination of employment shall be defined as: (1) any act of Chatas' including, but not limited to, misconduct, negligence, unlawfulness, dishonesty or inattention to the business, which is detrimental to PESC's interests; or (2) Chatas' unsatisfactory job performance or failure to comply with PESC policies, rules or regulations. If Chatas is terminated for Cause as defined herein, then he shall be eligible to retain all benefits under existing benefit plans that have vested pursuant to those plans, but he shall not be entitled to any form of salary continuation or severance benefits. Upon termination for Cause, Chatas shall be entitled to any earned but unpaid salary accrued to the date of termination. Any continued rights or benefits Chatas or his legal representatives may have under any PESC or Progress Energy sponsored employee benefit plan or program upon his termination for Cause shall be determined in accordance with the terms or provisions of the plan or program.

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          (b) Change in Control. In the event that Progress Energy experiences a
Change in Control, as defined by the Progress Energy, Inc. Change in Control Plan ("the Change in Control Plan") and Chatas is (1) designated as covered by
the  Change  in  Control   Plan,   and  (2)  is   Involuntarily   Terminated  or
Constructively Terminated under the terms of the Change in Control Plan, then the greater of the benefits under the Change in Control Plan, if applicable, and the benefits available in the event of an involuntary termination without Cause as Cause is defined in paragraph 10(a)(iii), will be the legal authority regarding any severance compensation and benefits.

          (c) Voluntary Termination. If Chatas terminates his employment voluntarily for any reason at any time, then he shall be eligible to retain all benefits under existing benefit plans that have vested pursuant to the terms of those plans, but as of the last date of regular employment, he shall not be entitled to any form of salary continuation or other severance benefit.

          (d) Termination Due to Death. In the event of Chatas' death during the Term of the Agreement, Chatas' employment hereunder shall terminate and the Company shall have no further obligation to Chatas under this Agreement except as specifically provided in this Agreement. Chatas' estate shall be entitled to receive all earned but unpaid Base Salary accrued to the date of termination and any short term incentive for a prior fiscal year that has been earned but not paid. The short term incentive, if any, for the year in which Chatas' death occurs shall be calculated on a pro rata basis for the portion of the fiscal year prior to Chatas' death occurring and shall be paid at the regularly scheduled time for the payment of the short term incentive. Any rights and benefits Chatas, or Chatas' estate or other legal representatives, may have under employee benefit plans and programs of PESC or Progress Energy upon Chatas' death during the Term of the Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          (e) Termination Due to Medical Condition.

               (i) PESC may terminate Chatas' employment hereunder, subject to the Americans With Disabilities Act or other applicable law, due to medical condition if (1) for a period of 180 consecutive days during the Term of the
Agreement, Chatas is totally and permanently disabled as determined in accordance with the Company's long term disability plan (LTD), if any, as in effect during such time; or (2) at any time during which no such plan is in effect, Chatas is substantially unable to perform his duties hereunder because of a medical condition for a period of 180 consecutive days during the Term of the Agreement. Provided, however, that if Chatas applies for and is deemed qualified for benefits under the Progress Energy sponsored Long Term Disability Plan (LTD Benefits), Chatas shall receive such benefits and his employment will not be terminated as long as he is receiving LTD Benefits.

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               (ii) Upon the  termination  of Chatas'  employment due to medical condition or any period during which Chatas is qualified for LTD Benefits, PESC shall have no further obligation to Chatas under this Agreement except as specifically provided in this Agreement. Upon such termination or qualification for LTD Benefits, Chatas shall be entitled to all earned but unpaid Base Salary accrued to the date of termination or placement on LTD and any short term incentive for a prior fiscal year that has been earned but not paid. The short term incentive, if any, for the current fiscal year shall be calculated on a pro rata basis for the portion of the fiscal year Chatas was performing the duties of his position and shall be paid at the regularly scheduled time for the payment of the short term incentive. Any continued rights and benefits Chatas, or Chatas' legal representatives, may have under employee benefit plans and programs of PESC or Progress Energy upon Chatas' termination or placement on LTD due to medical condition, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          (f) Release of Claims. In order to receive continuation of salary under paragraph 10(a) or 10(b), Chatas agrees to execute a written release of all claims against PESC, and its employees, officers, directors, subsidiaries and affiliates, on a form acceptable to PESC.

          (g) Covenant Not to Compete. If PESC terminates Chatas' employment without Cause under paragraph 10(a), or if Chatas becomes eligible for the benefits available under paragraph 10(a) as the result of a Change in Control as set forth in paragraph 10(b), Chatas, for one year after the Termination Date, shall not compete directly or indirectly with the Company, or its affiliates within fifty (50) miles of any geographic area in which the Company or its affiliates has a material business interest with which Chatas was involved at the time of his separation.

          (h) Non Interference. If PESC terminates Chatas' employment without Cause under paragraph 10(a) or if Chatas becomes eligible for the benefits available under paragraph 10(a) as the result of a Change in Control as set forth in paragraph 10(b), Chatas, for one year after the Termination Date, shall not whether on his own account or on the account of another individual, partnership, firm, corporation, or other business organization (other than the Company and its affiliates), directly or indirectly, intentionally solicit, endeavor to entice away from the Company or any of its affiliates, or otherwise interfere with the relationship of the Company or its affiliates, any person who is employed by or otherwise engaged to perform services for the Company or its affiliates including but not limited to, any independent representatives or organizations, or any person or entity that is a customer of the Company or its affiliates.


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     11. ASSIGNABILITY.

          No rights  or  obligations  of  Chatas  under  this  Agreement  may be
assigned  or  transferred   by  Chatas,   except  that  (i)  Chatas'  rights  to
compensation and benefits hereunder may be transferred by will or laws of intestacy to the extent specified herein and (ii) Chatas' rights under employee benefit plans or programs described in Sections 6 and 7 may be assigned or transferred in accordance with the terms of such plans or programs, or regular practices thereunder. The Company may assign or transfer its rights and obligations under this Agreement.

     12. CONFIDENTIALITY.

          Chatas will not disclose the terms of this Agreement except (i) to financial and legal advisors under an obligation to maintain confidentiality, or
(ii) as required by a valid court order or subpoena (and in such event will use his best efforts to obtain a protective order requiring that all disclosures be kept under court seal) and will notify PESC promptly upon receipt of such order or subpoena.

     13. MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina without reference to laws governing conflicts of law.

          (b) Entire Agreement. This Agreement contains all of the understandings and representations between the parties hereto pertaining to the subject matter hereof and supersedes all undertakings and agreements, whether oral or in writing, if any, previously entered into by them with respect thereto.

          (c) Amendment or Modification; Waiver. No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Chatas and by an officer of PESC thereunto duly authorized to do so. Except as otherwise specifically provided in the Agreement, no waiver by a party hereto of any breach by the other party hereto of any condition or provision of the Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time.

          (d) Notice. Any notice (with the exception of notice of termination by PESC, which may be given by any means and need not be in writing except that if termination is for Cause, oral notice must be followed by written notice) or other document or communication required or permitted to be given or delivered hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) mailed by United States mail, certified, return receipt requested, with proper postage prepaid, or (ii) otherwise delivered by hand or by overnight delivery, against written receipt, by a common carrier or commercial courier or delivery service, to the party to whom it is to be given at the address of such party as set forth below (or to such other address as a party shall have designated by notice to the other parties given pursuant hereto):

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          If to Chatas:
                   Geoffrey  S. Chatas
                   Progress Energy Service Company, LLC
                   410 S. Wilmington Street
                   Raleigh, North Carolina 27601

          If to PESC:
                   Progress Energy Service Company, LLC
                   410 S. Wilmington Street
                   Raleigh, North Carolina 27601
                   Attn.:  Vice President of Human Resources

Any such notice, request, demand, advice, schedule, report, certificate, direction, instruction or other document or communication so mailed or sent shall be deemed to have been duly given, if sent by mail, on the third business day following the date on which it was deposited at a United States post office, and if delivered by hand, at the time of delivery by such commercial courier or delivery service, and, if delivered by overnight delivery service, on the first business day following the date on which it was delivered to the custody of such common carrier or commercial courier or delivery service, as all such dates are evidenced by the applicable delivery receipt, airbill or other shipping or mailing document.

          (e) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

          (f) References. In the event of Chatas' death or a judicial determination of Chatas' incompetence, reference in this Agreement to Chatas shall be deemed, where appropriate, to refer to Chatas' legal representative, or, where appropriate, to Chatas' beneficiary or beneficiaries.

          (g) Headings. Headings contained herein are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

          (h)   Counterparts.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          (i) Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

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               (1) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

               (2) All references herein to particular articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits are references to articles, paragraphs, sections, subsections, clauses, Schedules or Exhibits of this Agreement.

               (3) Each party and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any rule of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto or amendments hereof.

               (4) As used in this Agreement, "including" is illustrative, and means "including but not limited to."

          (j) Remedies. Remedies specified in this Agreement are in addition to any others available at law or in equity.

          (k)  Withholding  Taxes.  All payments under this  Agreement  shall be
subject  to  applicable   income,   excise  and   employment   tax   withholding
requirements.


     IN WITNESS WHEREOF, the parties hereto have executed, or have caused this Agreement to be executed by their duly authorized officer, as the case may be, all as of the day and year written below.

GEOFFREY S. CHATAS

/s/ Geoffrey S. Chatas                            Date:
--------------------------------------------           -----------------------

PROGRESS ENERGY SERVICE COMPANY, LLC


By:      /s/ Peter M. Scott III                   Date:
         -----------------------------------           -----------------------
         PETER M. SCOTT III
         PRESIDENT AND CHIEF EXECUTIVE OFFICER